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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-77132 and 333-45355 of IGEN International, Inc. on Form S-8 dated March 31,1994 and Form S-3 dated April 15, 1998 of our report dated May 10, 1999, appearing in this Annual Report on Form 10-K of IGEN International, Inc. for the year ended March 31, 1999.



DELOITTE & TOUCHE LLP

Washington, DC
June 25, 1999